UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2022

Xenous Holdings, Inc.
(Exact name of registrant as specified in Charter)

Nevada	87-0363526
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

Room 1120, 11th Floor, Peninsula Centre,

67 Mody Road

Tsim Sha Tsui, East Kowloon

Hong Kong

(Address of Principal Executive Offices)

+852 6464-2017

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	XITO	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2022, Mr. Tham Soon Hua (“Mr. Tham”) resigned as the Chief Executive Officer and Director of Xenous Holdings, Inc. (the “Company”). Mr. Tham’s resignation was effective immediately. Prior to his resignation, Mr. Tang Wai Kee (“Mr. Tang”) was appointed as a Director and the Chairman of the board of Directors. There were no disagreements between Mr. Tham and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

On February 18, 2022, Mr. Shrikumar Vasant Mordekar (“Mr. Mordekar”), resigned as the Chief Financial Officer and Director of the Company, and Mr. Ronald Paul Cartey (“Mr. Cartey”), resigned as a Director and company secretary of the Company, with immediate effect. Prior to their resignations, Mr. Jonathan Chan Ye Earn (“Mr. Chan”) as the new Chief Executive Officer and a Director of the Company, and Ms. Stephanie Mak were appointed as the Company’s new Chief Financial Officer and a Director of the Company. There were no disagreements between Mr. Cartey and Mr. Mordekar and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

The biographies for Mr. Tang, Mr. Chan and Ms. Stephanie Mak are set forth below:

Mr. Tang Wai Kee serves as our chairman of the board of directors and a Director. Mr. Tang has more than 30 years of experience in the finance industry. Prior to joining us, Mr. Tang worked for Xin Tian Dou Asset Management Limited since June 2019 as the chief executive officer and an independent nonexecutive director of AsiaPac Financial Investment Company Limited (HKEx: 8193) since September 2017. From June 2011 to May 2019, Mr. Tang worked for various Securities Finance Commission licensed corporations in a top management role in Hong Kong, namely, the Thunder Capital Limited, Dakin Asset Management Limited, China Finance KAB Asset Management Limited and Goldenway Investments (HK) Limited. Mr. Tang obtained his Master of Science degree in financial economics from SOAS University of London in February 1995 and his bachelor’s degree in Biology from the Chinese University of Hong Kong in May 1983. Currently, Mr. Tang is the vice president of the Financial Technical Analysts Association, a branch of The International Federation of Technical Analysts in the Greater China region since May 2015. Mr. Tang is also an individual member of the Global Association of Risk Professionals since September 2021, a permanent member of Hong Kong Stockbrokers Association Ltd since 1996 and an individual member of the Market Technician Association since January 2020.

Mr. Jonathan Chan Ye Earn serves as our chief executive officer and a Director. Since September 2018, Mr. Chan has been serving as the firm's partner of Messrs Anya Tan, Jon Chan & Co before renaming the firm to Messrs Jonathan & Joshua from July 2020 till current, a law firm in Malaysia. From January 2017 to September 2018, Mr. Chan served as legal associate of Messrs Ng, Gan & Partners, a law firm in Malaysia. Mr. Chan obtained his Bachelor of Laws from the University of Hertfordshire in the United Kingdom in 2014 and his Malaysian Certified of Legal Practice in 2015.

Ms. Stephanie Mak serves as our chief financial officer and a Director. Since May 2011, Ms. Stephanie Mak has been the deputy chief finance officer of Konsortium Multimedia Swasta Sdn Bhd. A company which provide internet based services and offers online booking, conducting examinations, summons checking, and identifying the bankruptcy status. Ms. Stephanie Mak has been a chartered accountant of the Malaysia Institute of Accountants.

Mr. Tang, Mr. Chan and Ms. Stephanie Mak have no family relationships with any of the executive officers or directors of the Company. There are no employment agreements between the Company and Mr. Tang, Mr. Chan and Ms. Stephanie Mak, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Tang, Mr. Chan and Ms. Stephanie Mak. There have been no transactions to which the Company was or is to be a party, in which Mr. Tang, Mr. Chan and Ms. Stephanie Mak had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenous Holdings, Inc.

Date: February 22, 2022	By:	/s/ Jonathan Chan Ye Earn
Jonathan Chan Ye Earn
Chief Executive Officer
(Principal Executive Officer)

Date: : February 22, 2022	By:	/s/ Stephanie Mak
Stephanie Mak
(Principal Financial Officer)

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